Exhibit 10.8(e)

EXECUTION COPY

CONSENT AND FIFTH AMENDMENT TO CREDIT AGREEMENT

CONSENT AND FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 9, 2008, among ADDUS HEALTHCARE, INC., an Illinois corporation (“Borrower”), the other persons signatory hereto as “Loan Parties”, FREEPORT FINANCIAL LLC, a Delaware limited liability company (“Agent”) and the Lenders signatory hereto. Terms not defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined).

RECITALS

A. Borrower, the Loan Parties, the Lenders signatory thereto and Agent are party to that certain Credit Agreement dated as of September 19, 2006 (as amended by that certain Consent and First Amendment to Credit Agreement dated as of July 29, 2007, that certain Consent and Second Amendment to Credit Agreement dated as of October 15, 2007, that certain Consent and Third Amendment to Credit Agreement dated as of November 13, 2007, that certain Consent and Fourth Amendment to Credit Agreement dated as of April 1, 2008 and as further amended, restated or otherwise modified including by this Amendment, the “Credit Agreement”).

B. Borrower, the Loan Parties, the Lenders and Agent are entering into this Amendment in connection with (i) the acquisition (the “Down East Acquisition”) by Addus HealthCare (North Carolina), Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower (“Addus North Carolina”), of substantially all of the assets of Down East Health Care, LLC, a North Carolina limited liability company (“Down East”), for an aggregate purchase price not to exceed $1,625,000 and (ii) the acquisition (the “New Life Acquisition”) by Addus HealthCare (Nevada), Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower (“Addus Nevada”), of substantially all of the assets of New Life Personal Care LLC, a Nevada limited liability company (“New Life”), for an aggregate purchase price not to exceed $1,500,000, which acquisition shall occur no later than 30 days following the Fifth Amendment Effective Date (as hereinafter defined).

C. Agent, Lenders and the Loan Parties are willing to enter into this Amendment upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2. Consent. Agent and the Lenders hereby consent to the following:

2.1. Addus North Carolina (i) entering into (x) an Asset Purchase Agreement, dated as of even date herewith (the “Down East Purchase Agreement”), by and between Addus North Carolina, the sellers party thereto and Down East, for the purpose of acquiring substantially all of the assets of Down East and (y) the other agreements, instruments and documents for the purpose of consummating the Down East Acquisition in each case on terms and conditions reasonably satisfactory to the Agent (collectively, the “Down East Acquisition Documents”); (ii) consummating the Down East Acquisition on the Fifth Amendment Effective Date for an aggregate purchase price not to exceed $1,000,000 paid in cash on the closing date thereof pursuant to the terms of the Down East Acquisition Documents, plus contingent consideration in an amount not to exceed $500,000 paid pursuant to the Down East Purchase Agreement, plus up to $125,000 in deferred payments (together with contingent consideration, the “Down East Deferred Payments”); provided that Down East Deferred Payments shall not be paid in the event that any Default or Event of Default under any of Sections 7.1 or 8.1(a) of the Credit Agreement has occurred and is continuing or would result therefrom or the Borrower does not have the minimum Borrowing Availability required by Section 6.17 of the Credit Agreement after giving effect to such payment.

2.2. Addus Nevada (i) entering into (x) that certain Asset Purchase Agreement (the “New Life Purchase Agreement”), by and between Addus Nevada, the sellers party thereto and New Life and (y) the other agreements, instruments and documents for the purpose of consummating the New Life Acquisition in each case on terms and conditions reasonably satisfactory to the Agent (collectively, the “New Life Acquisition Documents”), it being agreed that the forms of the New Life Purchase Agreement and the other New Life Acquisition Documents provided to the Agent on June 9, 2008 are satisfactory to the Agent; (ii) consummating the New Life Acquisition, subject to the satisfaction of the conditions set forth on Annex C attached hereto, on the New Life Acquisition Effective Date for an aggregate purchase price not to exceed $300,000 paid in cash on the closing date thereof pursuant to the terms of the New Life Acquisition Documents, plus installment consideration (“New Life Installment Consideration”) in an amount not to exceed $1,200,000 paid pursuant to the New Life Purchase Agreement; provided that New Life Installment Consideration shall not be paid in the event that any Default or Event of Default under any of Sections 7.1 or 8.1(a) of the Credit Agreement has occurred and is continuing or would result therefrom or the Borrower does not have the minimum Borrowing Availability required by Section 6.17 of the Credit Agreement after giving effect to such payment.

2.3. The merger of Intermediate Holdings with and into the Borrower, with the Borrower being the surviving entity, which merger shall occur no later than 30 days following the Fifth Amendment Effective Date.

Section 3. Amendment to the Credit Agreement. As of the Fifth Amendment Effective Date, the Credit Agreement is hereby amended as follows:

3.1. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions thereto:

Down East has the meaning set forth in the Recitals to the Fifth Amendment.

Down East Acquisition has the meaning set forth in the Recitals to the Fifth Amendment.

Down East Acquisition Documents has the meaning set forth in Section 2 of the Fifth Amendment.

Down East Deferred Payments has the meaning set forth in Section 2 of the Fifth Amendment.

Fifth Amendment means that certain Consent and Fifth Amendment to Credit Agreement dated as of June 9, 2008 among the Loan Parties, Agent and the Lenders.

Fifth Amendment Effective Date has the meaning set forth in the Fifth Amendment.

Fifth Amendment Reaffirmation of Collateral Documents means the Consent and Reaffirmation (Fifth Amendment), dated as of June 9, 2008 of the Loan Parties signatory thereto, in respect of the Collateral Documents.

New Life has the meaning set forth in the Recitals to the Fifth Amendment.

New Life Acquisition has the meaning set forth in the Recitals to the Fifth Amendment.

New Life Acquisition Documents has the meaning set forth in Section 2 of the Fifth Amendment.

New Life Acquisition Effective Date has the meaning set forth in the Fifth Amendment.

New Life Installment Consideration has the meaning set forth in Section 2 of the Fifth Amendment.

3.2. On the Fifth Amendment Effective Date, Section 1.1 of the Credit Agreement shall be amended by amending and restating the proviso at the end of the definition of “EBITDA” to read as follows:

“provided, that, notwithstanding anything to the contrary contained herein, for each of the Fiscal Quarters listed below, EBITDA shall be deemed to be the amount set forth below opposite such corresponding period:

Period	EBITDA
June 30, 2007	$4,096,280

September 30, 2007	$4,106,470

December 31, 2007	$4,272,389

March 31, 2008	$3,810,479

Provided, further, that for any period that includes the months of April or May of 2008, EBITDA shall, without duplication, be increased with respect to the assets acquired in connection with the Down East Acquisition by an amount equal to $57,500 for each such month.”

3.3. On the New Life Acquisition Effective Date, Section 1.1 of the Credit Agreement shall be further amended by amending and restating the proviso at the end of the definition of “EBITDA” to read as follows:

“provided, that, notwithstanding anything to the contrary contained herein, for each of the Fiscal Quarters listed below, EBITDA shall be deemed to be the amount set forth below opposite such corresponding period:

Period	EBITDA
June 30, 2007	$4,242,030

September 30, 2007	$4,252,220

December 31, 2007	$4,418,139

March 31, 2008	$3,956,229

Provided, further, that for any period that includes the months of April or May of 2008, EBITDA shall, without duplication, be increased with respect to the assets acquired in connection with the Down East Acquisition and New Life Acquisition by an amount equal to $106,000 for each such month.”

3.4. On the Fifth Amendment Effective Date, Section 2.1(a)(v) of the Credit Agreement shall be amended and restated in its entirety and replaced with the following new Section 2.1(a)(v):

(v) Borrower shall repay the Term Loans through periodic payments on the dates and in the amounts indicated below (“Scheduled Installments”), and in any event the entire remaining principal balance shall be repaid on the Commitment Termination Date.

Term Loan

Date	Scheduled Installment
June 30, 2008	$1,180,000

September 30, 2008	$1,180,000

December 31, 2008	$1,595,000

March 31, 2009	$1,595,000

June 30, 2009	$1,595,000

September 30, 2009	$1,595,000

December 31, 2009	$2,010,000

March 31, 2010	$2,010,000

June 30, 2010	$2,010,000

September 30, 2010	$2,010,000

December 31, 2010	$2,425,000

March 31, 2011	$2,425,000

June 30, 2011	$2,425,000

September 19, 2011	$28,865,000 or the outstanding principal balance of Term Loans outstanding on such date

The above scheduled installment amounts reflect the incurrence by the Borrower of the Delayed Draw Term Loans funded on the Fifth Amendment Effective Date as set forth on Annex A attached hereto and shall thereafter be increased in the manner set forth on Annex B to the Second Amendment to the extent any further Delayed Draw Term Loans are funded. The final installment payment shall in all events equal the entire remaining principal balance of the Term Loan (including any remaining principal balance of such Delayed Draw Term Loans). Amounts borrowed under this Section 2.1(a) and repaid may not be reborrowed.

At the request of the applicable Lender, the Term Loans shall be evidenced by promissory notes substantially in the form of Exhibit 2.1(a) (as amended, modified, extended, substituted or replaced from time to time, each a “Term Note” and, collectively, the “Term Notes”), and Borrower shall execute and deliver a Term Note to each such Term Lender. Each Term Note shall represent the obligation of Borrower to pay the amount of the applicable Term Lender’s Term Loan Commitment, together with interest thereon.”

3.5. Section 2.1(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following new Section 2.1(a)(iii):

“(iii) On each Delayed Draw Date, subject to the terms and conditions in clause (iv) of this Section 2.1(a) below, each Lender shall make available funds equal to its Pro Rata Share of the Delayed Draw Term Loan Commitment to be drawn on such date in immediately available funds to the Agent (the Loans made on each such date “Delayed Draw Term Loans” and, collectively with the Second Amendment Term Loans and Original Term Loans, the “Term Loans”). Except as otherwise agreed by Agent, each borrowing of a Delayed Draw Term Loan shall be in an aggregate minimum amount of $2,500,000 and integral multiples of $500,000 in excess of that amount. The Delayed Draw Term Loan Commitment shall expire on the earlier of (i) the date the Delayed Draw Term Loan Commitment is permanently reduced to zero, (ii) the date of the termination of the Commitments pursuant to Section 8.3 and (iii) the date that is fifteen (15) months after the Second Amendment Effective Date, and any portion of the Delayed Draw Term Loan Commitment unused by the Borrower as of such date shall be automatically terminated. Borrower covenants and agrees that it shall use the proceeds of the Delayed Draw Term Loans (i) to fund Acquisitions consented to by the Requisite Lenders, (ii) to pay fees and expenses incurred in connection with such Acquisition and any amendment to the Credit Agreement in connection therewith and (iii) contemporaneously with the funding of any Acquisition consented to by the Requisite Lenders, to provide additional working capital for the Borrower in connection with such Acquisition.”

3.6. On the New Life Acquisition Effective Date, Section 2.1(a)(v) of the Credit Agreement shall be amended and restated in its entirety and replaced with the following new Section 2.1(a)(v):

(v) Borrower shall repay the Term Loans through periodic payments on the dates and in the amounts indicated below (“Scheduled Installments”), and in any event the entire remaining principal balance shall be repaid on the Commitment Termination Date.

Term Loan

Date	Scheduled Installment
June 30, 2008	$1,192,000

September 30, 2008	$1,192,000

December 31, 2008	$1,613,000

March 31, 2009	$1,613,000

June 30, 2009	$1,613,000

September 30, 2009	$1,613,000

December 31, 2009	$2,034,000

March 31, 2010	$2,034,000

June 30, 2010	$2,034,000

September 30, 2010	$2,034,000

December 31, 2010	$2,455,000

March 31, 2011	$2,455,000

June 30, 2011	$2,455,000

September 19, 2011	$29,783,000 or the outstanding principal balance of Term Loans outstanding on such date

The above scheduled installment amounts reflect the incurrence by the Borrower of the Delayed Draw Term Loans funded on the New Life Acquisition Effective Date as set forth on Annex B attached hereto and shall thereafter be increased in the manner set forth on Annex B to the Second Amendment to the extent any further Delayed Draw Term Loans are funded. The final installment payment shall in all events equal the entire remaining principal balance of the Term Loan (including any remaining principal balance of such Delayed Draw Term Loans). Amounts borrowed under this Section 2.1(a) and repaid may not be reborrowed.

At the request of the applicable Lender, the Term Loans shall be evidenced by promissory notes substantially in the form of Exhibit 2.1(a) (as amended, modified, extended, substituted or replaced from time to time, each a “Term Note” and, collectively, the “Term Notes”), and

Borrower shall execute and deliver a Term Note to each such Term Lender. Each Term Note shall represent the obligation of Borrower to pay the amount of the applicable Term Lender’s Term Loan Commitment, together with interest thereon.”

3.7. Section 6.1 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (o) thereof, deleting the “.” at the end of clause (p) thereof and replacing it with “; and” and by adding the following new clause (q):

“(q) Indebtedness in respect of the Down East Deferred Payments and the New Life Installment Consideration.”

3.8. Section 6.3 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (o) thereof, deleting the “.” at the end of clause (p) thereof and replacing it with “; and” and by adding the following new clauses (q) and (r):

“(q) Borrower or a wholly-owned Subsidiary of Borrower may consummate the Down East Acquisition as of the Fifth Amendment Effective Date pursuant to the Down East Acquisition Documents; and

(r) Borrower or a wholly-owned Subsidiary of Borrower may consummate the New Life Acquisition as of the New Life Acquisition Effective Date pursuant to the New Life Acquisition Documents.”

3.9. Clause (d) of Section 6.6 of the Credit Agreement is hereby amended by deleting the “and” before clause (v) thereof and adding the following new language immediately at the end thereof:

“(vi) Borrower or a wholly-owned Subsidiary of Borrower may consummate the Down East Acquisition on the Fifth Amendment Effective Date pursuant to the Down East Acquisition Documents and all applicable law, provided that the Down East Acquisition Documents shall be in full force and effect and provided further that the Agent shall have received a complete copy of the fully executed Down East Acquisition Documents, certified by the Borrower as being true, complete and correct; and

(vii) Borrower or a wholly-owned Subsidiary of Borrower may consummate the New Life Acquisition on the New Life Acquisition Effective Date pursuant to the New Life Acquisition Documents and all applicable law, provided that the New Life Acquisition Documents shall be in full force and effect and provided further that the Agent shall have received a complete copy of the fully executed New Life Acquisition Documents, certified by the Borrower as being true, complete and correct.

3.10. Section 6.16 of the Credit Agreement is amended and restated in its entirety to read as follows:

“None of the Loan Parties shall change or amend the terms of the Acquisition Note, Silver State Note, Vegas Earn Out Agreement, Idaho Earn Out Agreement, Idaho Note, SuCasa Note, Down East Purchase Agreement or New Life Purchase Agreement if such change or amendment would be adverse in any material respect to the rights or interests of the Loan Parties, the Agent or the Lenders.”

3.11. Section 6.17 of the Credit Agreement is hereby amended by replacing the reference to “$3,500,000” therein with a reference to “$4,000,000”.

3.12. On the Fifth Amendment Effective Date, Section 7.1(b) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Minimum EBITDA. Holdings and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, Minimum EBITDA for the 12-Fiscal Month period then ended calculated of not less than the following:

Period	Minimum EBITDA
June 30, 2008	$14,500,000

September 30, 2008	$14,750,000

December 31, 2008	$15,000,000

March 31, 2009	$15,500,000

June 30, 2009	$15,750,000

September 30, 2009	$16,000,000

December 31, 2009	$16,000,000

March 31, 2010	$16,250,000

June 30, 2010	$16,250,000

September 30, 2010	$16,500,000

December 31, 2010	$16,500,000

March 31, 2011 and each Fiscal Quarter ending thereafter	$16,750,000

3.13. On the New Life Acquisition Effective Date, Section 7.1(b) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Minimum EBITDA. Holdings and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, Minimum EBITDA for the 12-Fiscal Month period then ended calculated of not less than the following:

Period	Minimum EBITDA
June 30, 2008	$14,750,000

September 30, 2008	$15,250,000

December 31, 2008	$15,250,000

March 31, 2009	$16,000,000

June 30, 2009	$16,250,000

September 30, 2009	$16,500,000

December 31, 2009	$16,500,000

March 31, 2010	$16,500,000

June 30, 2010	$16,750,000

September 30, 2010	$17,000,000

December 31, 2010	$17,000,000

March 31, 2011 and each Fiscal Quarter ending thereafter	$17,250,000

3.14. On the Fifth Amendment Effective Date, Schedule 2 to Annex E of the Credit Agreement shall be amended to include the following new paragraph in the column underneath the word Less: and immediately prior to the word Subtotal:

“at such time after the cash consideration paid by the Borrower in connection with the Down East Acquisition exceeds $1,500,000, an amount equal to any unfinanced cash payments with respect to the Down East Purchase Agreement, such amount not to exceed $125,000 in the aggregate; provided that the term unfinanced when used in this paragraph shall mean any such payment that the Borrower has not directly or indirectly drawn Revolving Loans (or used other Indebtedness) to finance such payment with the determination of whether any such payment is unfinanced being acknowledged and consented to by Agent such consent not to be unreasonably withheld.”

3.15. On the New Life Acquisition Effective Date, Schedule 2 to Annex E of the Credit Agreement shall be amended to include the following new paragraph in the column underneath the word Less: and immediately prior to the word Subtotal:

“at such time after the cash consideration paid by the Borrower in connection with the New Life Acquisition exceeds $1,200,000, an amount equal to any unfinanced cash payments with respect to the New Life Purchase Agreement, such amount not to exceed $300,000 in the aggregate; provided that the term unfinanced when used in this paragraph shall mean any such payment that the Borrower has not directly or indirectly drawn Revolving Loans (or used other Indebtedness) to finance such payment with the determination of whether any such payment is unfinanced being acknowledged and consented to by Agent such consent not to be unreasonably withheld.”

Section 4. Representations and Warranties. To induce Agent and Lenders to execute this Amendment, each Loan Party hereby represents and warrants to Agent and Lenders as follows:

(a) the execution, delivery and performance of each of this Amendment and the Down East Acquisition Documents have been duly authorized by all requisite action of each Loan Party thereto, and each of this Amendment and the Down East Acquisition Documents constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity; and

(b) each of the representations and warranties in the Credit Agreement are true and correct in all material respects with the same effect as though made on and as of the date hereof (except, in each case, to the extent stated to relate to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date) and no Event of Default or Default exists thereunder or would exist after giving effect to this Amendment or the Down East Acquisition.

Section 5. Conditions Precedent. This Amendment shall be effective as of the date first set forth above, subject to the satisfaction of the following conditions precedent (the date of such satisfaction being the “Fifth Amendment Effective Date”) (which conditions, for purposes of clarification, shall not include those set forth on Annex C attached hereto):

5.1. Execution and Delivery. Borrower, each of the other Loan Parties, Agent and the Requisite Lenders shall have executed and delivered this Agreement; the Borrower shall have executed and delivered an Officer’s Certificate in the form of Exhibit A attached hereto; each Loan Party shall have executed and delivered the Consent and Reaffirmation in the form of Exhibit B attached hereto.

5.2. Covenant Compliance. After giving pro forma effect to the Down East Acquisition to and the incurrence of the Delayed Draw Term Loans in connection therewith, Borrower is in compliance with each of the covenants set forth in Section 7.1.

5.3. Letter of Direction. Agent shall have received a duly executed letter of direction from Borrower addressed to Agent, on behalf of itself and the Lenders directing the disbursement of the proceeds of the Delayed Draw Term Loans to fund the Down East Acquisition.

5.4. Insurance. Agent shall have received evidence of the existence of insurance required to be maintained pursuant to the Credit Agreement, together with evidence that the Agent has been named as a lender’s loss payee and an additional insured on all related insurance policies to the extent there is any change in such insurance in effect prior to the Fifth Amendment Effective Date as a result of or in connection with the Down East Acquisition.

5.5. Filings, Registrations and Recordings. The Agent shall have received each document (including Uniform Commercial Code financing statements) required by Section 5.7(c) of the Credit Agreement as may be necessary or desirable in order to create in favor of the Agent, for the benefit of the Lenders, a perfected Lien on the Collateral acquired in connection with the Down East Acquisition prior to any other Liens (subject only to Permitted Encumbrances).

5.6. Due Diligence. Agent, Lenders and their counsel and advisors shall have completed their legal, accounting and financial due diligence review (including, without limitation, lien searches on Down East) of Down East and the Down East Acquisition, the results of which review shall be reasonably satisfactory to Agent and Requisite Lenders.

5.7. Material Adverse Effect. There shall have occurred no Material Adverse Effect upon the financial condition, operations, assets, business or properties of (i) the Loan Parties or Down East, taken as a whole, since December 31, 2007; or (ii) Down East since December 31, 2007.

5.8. Down East Acquisition Documents. On or prior to the Fifth Amendment Effective Date, each of the Down East Acquisition Documents shall have been duly authorized by each of the Loan Parties party thereto and executed and delivered by each of the respective parties thereto and shall be in full force and effect and shall not have been amended or modified in any manner adverse to the Lenders except for such amendments and modifications, if any, as may be reasonably satisfactory to Agent and the Requisite Lenders. The Down East Acquisition shall have been, or shall be contemporaneously herewith, consummated substantially in accordance with the Down East Acquisition Documents (as amended in accordance with the immediately preceding sentence) and in accordance with all applicable law, except as may have been consented to in writing by Agent. Agent shall have received a complete copy of the fully executed Down East Acquisition Documents, certified by the Borrower as being true, complete and correct.

5.9. Approvals. All necessary governmental and third party approvals and/or consents in connection with the Down East Acquisition and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of the Down East Acquisition, in each case as of the Fifth Amendment Effective Date. Additionally, there shall not exist any judgment, order, injunction or other restraint pending or notified prohibiting or imposing material adverse conditions upon all or any part of the Down East Acquisition or the transactions contemplated by this Amendment as of the Fifth Amendment Effective Date.

5.10. No Defaults. After giving effect to this Amendment, no Event of Default or Default under the Credit Agreement shall have occurred and be continuing.

5.11. Representations and Warranties. After giving effect to this Amendment, the representations and warranties of the Loan Parties contained in this Amendment, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects as of the Fifth Amendment Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

5.12. Secretary’s Certificate. Agent shall have received from each Loan Party a certificate signed by the secretary or an assistant secretary of such Loan Party, dated as of the Fifth Amendment Effective Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document and any certificate or other document or instrument to be delivered pursuant hereto by or on behalf of such Loan Party, together with evidence of the incumbency of such Secretary or Assistant Secretary, as the case may be and certifying that there have been no changes to (i) the resolutions of such Loan Party authorizing and approving, among other things, the execution, delivery and performance of this Amendment and the other Loan Documents and (ii) the organizational documents of such Loan Party in each case since the date on which they were most recently delivered to Agent.

5.13. Good Standing Certificates. Agent shall have received good standing certificates for each Loan Party from their respective jurisdictions of incorporation or organization.

5.14. Addus North Carolina Secretary’s Certificate. Agent shall have received from Addus North Carolina a certificate signed by the secretary or an assistant secretary of such corporation, dated as of the Fifth Amendment Effective Date, as to (i) the incumbency and signature of the officers of such corporation executing any Loan Document and any certificate or other document or instrument to be delivered pursuant hereto by or on behalf of such corporation, (ii) the resolutions of such corporation authorizing and approving, among other things, the execution and delivery of the Loan Documents, the Down East Acquisition Documents and the other documents and instruments provided for therein and the consummation of the transactions contemplated hereby and thereby, (ii) the organizational documents of such corporation, and (iii) the good standing certificate for such corporation from its jurisdiction of incorporation.

5.15. Fees. Borrower shall have paid all reasonable and documented costs, fees and expenses (including, without limitation, reasonable legal fees and expenses of Winston & Strawn LLP) of Agent.

5.16. Opinions of Counsel. Agent shall have received opinions of counsel for each Loan Party, including local counsel reasonably requested by the Agent.

5.17. Other Matters. Agent shall have received such other instruments and documents as Agent or the Requisite Lenders may reasonably request in connection with the execution of this Amendment, and all such instruments and documents shall be reasonably satisfactory in form and substance to Agent.

Notwithstanding the foregoing, the conditions precedent with respect to the New Life Acquisition shall be those set forth on Annex C attached hereto.

Section 6. Miscellaneous.

6.1. Effect of Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.

6.2. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of the executed counterpart of this Amendment by telecopy or electronic mail shall be as effective as delivery of a manually executed counterpart to this Amendment.

6.3. Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

6.4. Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

6.5. Entire Agreement. This Amendment embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

6.6. References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. Reference in any of this Amendment, the Credit Agreement or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.

Section 7. Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

[signature pages follow]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first above written.

ADDUS HOLDING CORPORATION

ADDUS MANAGEMENT CORPORATION

By:	/s/ Simon Bachleda
Name:	Simon Bachleda
Title:	Vice President and Secretary

ADDUS HEALTHCARE, INC.

By:	/s/ Mark S. Heaney
Name:	Mark S. Heaney
Title:	President and Chief Executive Officer

FORT SMITH HOME HEALTH AGENCY, INC.

LITTLE ROCK HOME HEALTH AGENCY, INC.

LOWELL HOME HEALTH AGENCY, INC.

PHC ACQUISITION CORPORATION

PROFESSIONAL RELIABLE NURSING SERVICE, INC.

By:	/s/ Mark S. Heaney
Name:	Mark S. Heaney
Title:	Vice President

BENEFITS ASSURANCE CO., INC.

By:	/s/ David W. Stasiewicz
Name:	David W. Stasiewicz
Title:	Chief Financial Officer and Secretary

FREEPORT FINANCIAL LLC, as Agent

By:	/s/ Chad Blakeman
Title:	Sr. Managing Director

FREEPORT LOAN FUND LLC, as a Lender

By:	/s/ Chad Blakeman
Title:	Sr. Managing Director

FREEPORT OFFSHORE LOAN FUND LLC, as a Lender

By:	/s/ Chad Blakeman
Title:	Sr. Managing Director

FREEPORT LOAN TRUST 2006-1, as a Lender

By:	/s/ Chad Blakeman
Title:	Sr. Managing Director

FIFTH THIRD BANK, CHICAGO
(A Michigan Banking Company)

By:	/s/ Michael E. May
Name:	Michael E. May
Title:	Vice President

CF BLACKBURN LLC

By:	/s/ Dennis M. Hansen
Name:	Dennis M. Hansen
Title:	V.P.

EXHIBIT A

OFFICER’S CERTIFICATE

Reference is made to that certain Consent and Fifth Amendment to Credit Agreement, dated as of June 9, 2008 (the “Fifth Amendment”; capitalized terms used herein and not otherwise defined shall have the meanings specified thereto in that certain Credit Agreement dated as of September 19, 2006 among the Loan Parties party thereto, the Agent and the Lenders party thereto (as amended by that certain Consent and First Amendment to Credit Agreement dated as of July 29, 2007, that certain Consent and Second Amendment to Credit Agreement dated as of October 15, 2007, that certain Consent and Third Amendment to Credit Agreement dated as of November 13, 2007, that certain Consent and Fourth Amendment to Credit Agreement dated as of April 1, 2008 and as further amended, restated or otherwise modified from time to time including by the Fifth Amendment, the “Credit Agreement”), among the Borrower, certain other parties, the financial institutions party thereto and Freeport Financial LLC, as Agent. The undersigned hereby certifies that he is the duly authorized and elected President & Chief Executive Officer of the Borrower and that, as of the date hereof:

1.	As of the Fifth Amendment Effective Date, after giving pro forma effect to the Down East Acquisition to and the incurrence of the Delayed Draw Term Loans in connection therewith, Borrower is in compliance with each of the covenants set forth in Section 7.1.

2.	No Material Adverse Effect has occurred upon the financial condition, operations, assets, business or properties of (i) the Loan Parties or Down East, taken as a whole, since December 31, 2007; or (ii) Down East since December 31, 2007.

3.	After giving effect to the Fifth Amendment, no Event of Default or Default under the Credit Agreement has occurred or is continuing.

4.	After giving effect to the Fifth Amendment, the representations and warranties of the Loan Parties contained in the Fifth Amendment, the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the Fifth Amendment Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty was true and correct in all material respects as of such earlier date.

5.	The Loan Parties have consummated the Down East Acquisition concurrently with the Fifth Amendment substantially in accordance with the Down East Acquisition Documents and in accordance with all applicable law, except as may have been consented to in writing by Agent.

6.	Attached hereto as Exhibit A are true, complete and correct copies of the fully executed Down East Acquisition Documents.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, I have hereunto set my hand this          day of June, 2008.

ADDUS HEALTHCARE, INC.

By:
Name: Mark S. Heaney
Title: President & Chief Executive Officer

EXHIBIT B

CONSENT AND REAFFIRMATION (FIFTH AMENDMENT)

Each of the undersigned (“Loan Parties”) hereby (i) acknowledges receipt of a copy of the Consent and Fifth Amendment to Credit Agreement dated as of June 9, 2008 (the “Fifth Amendment”); (ii) consents to the execution and delivery thereof by the other Loan Parties; (iii) agrees to be bound thereby; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of the Loan Parties to Agent and Lenders (the “Guarantee”) and (v) reaffirms that the Guarantee and the other Collateral Documents executed by such Person are and shall continue to remain in full force and effect. Although each of the Loan Parties has been informed of the matters set forth herein and in the Fifth Amendment and has acknowledged and agreed to same, such Loan Parties understand that Agent and Lenders have no obligation to inform any of the Loan Parties of such matters in the future or to seek any of the Loan Parties’ acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.

This Consent and Reaffirmation shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to principles of conflicts of law.

In witness whereof, each of the undersigned has executed this Consent and Reaffirmation on and as of the date of such Fifth Amendment.

ADDUS HOLDING CORPORATION

ADDUS MANAGEMENT CORPORATION

By:
Name:	Simon Bachleda
Title:	Vice President and Secretary

ADDUS HEALTHCARE, INC.

By:
Name:	Mark S. Heaney
Title:	President and Chief Executive Officer

ADDUS HEALTHCARE (IDAHO), INC.

ADDUS HEALTHCARE (NEVADA), INC.

ADDUS HEALTHCARE (NEW JERSEY), INC.

FORT SMITH HOME HEALTH AGENCY, INC.

LITTLE ROCK HOME HEALTH AGENCY, INC.

LOWELL HOME HEALTH AGENCY, INC.

PHC ACQUISITION CORPORATION

PROFESSIONAL RELIABLE NURSING SERVICE, INC.

By:
Name:	Mark S. Heaney
Title:	Vice President

BENEFITS ASSURANCE CO., INC.

By:
Name:	David W. Stasiewicz
Title:	Chief Financial Officer and Secretary

EXHIBIT C

OFFICER’S CERTIFICATE

Reference is made to that certain Consent and Fifth Amendment to Credit Agreement, dated as of June 9, 2008 (the “Fifth Amendment”; capitalized terms used herein and not otherwise defined shall have the meanings specified thereto in that certain Credit Agreement dated as of September 19, 2006 among the Loan Parties party thereto, the Agent and the Lenders party thereto (as amended by that certain Consent and First Amendment to Credit Agreement dated as of July 29, 2007, that certain Consent and Second Amendment to Credit Agreement dated as of October 15, 2007, that certain Consent and Third Amendment to Credit Agreement dated as of November 13, 2007, that certain Consent and Fourth Amendment to Credit Agreement dated as of April 1, 2008 and as further amended, restated or otherwise modified from time to time including by the Fifth Amendment, the “Credit Agreement”), among the Borrower, certain other parties, the financial institutions party thereto and Freeport Financial LLC, as Agent. The undersigned hereby certifies that he is the duly authorized and elected President & Chief Executive Officer of the Borrower and that, as of the date hereof:

1.	As of the New Life Acquisition Effective Date, after giving pro forma effect to the New Life Acquisition to and the incurrence of the Delayed Draw Term Loans in connection therewith, Borrower is in compliance with each of the covenants set forth in Section 7.1.

2.	No Material Adverse Effect shall have occurred upon the financial condition, operations, assets, business or properties of (i) the Loan Parties or New Life, taken as a whole, since December 31, 2007; or (ii) New Life since December 31, 2007.

3.	After giving effect to the Fifth Amendment and the New Life Acquisition, no Event of Default or Default under the Credit Agreement has occurred or is continuing.

4.	After giving effect to the Fifth Amendment and the New Life Acquisition, the representations and warranties of the Loan Parties contained in the Fifth Amendment, the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the New Life Acquisition Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty was true and correct in all material respects as of such earlier date.

5.	The Loan Parties have consummated the New Life Acquisition substantially in accordance with the New Life Acquisition Documents and in accordance with all applicable law, except as may have been consented to in writing by Agent.

6.	Attached hereto as Exhibit A are true, complete and correct copies of the fully executed New Life Acquisition Documents.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, I have hereunto set my hand this          day of                     , 2008.

ADDUS HEALTHCARE, INC.

By:
Name: Mark S. Heaney
Title: President & Chief Executive Officer

ANNEX A

FIFTH AMENDMENT EFFECTIVE DATE DELAYED DRAW FUNDING AMOUNTS

	FIFTH AMENDMENT EFFECTIVE DATE DELAYED DRAW FUNDING AMOUNT
	$	%
Lender
Freeport Loan Fund LLC	$514,285.71	34.2857143%
CF Blackburn LLC	0	0
Fifth Third Bank (Chicago)	$985,714.29	65.7142857%

Totals	$1,500,000.00	100%

ANNEX B

NEW LIFE ACQUISITION EFFECTIVE DATE DELAYED DRAW

FUNDING AMOUNTS

	NEW LIFE ACQUISITION EFFECTIVE DATE DELAYED DRAW FUNDING AMOUNT
	$	%
Lender
Freeport Loan Fund LLC	$411,428.57	34.2857143%
CF Blackburn LLC	0	0
Fifth Third Bank (Chicago)	$788,571.43	65.7142857%

Totals	$1,200,000.00	100%

ANNEX C

NEW LIFE ACQUISITION CLOSING CONDITIONS

Section 1. The date upon which all conditions set forth on this Annex C are satisfied shall be the “New Life Acquisition Effective Date” (which date, for purpose of clarification, shall be a date that is not more than 30 days following the Fifth Amendment Effective Date):

1.1. Execution and Delivery. The Borrower shall have executed and delivered an Officer’s Certificate in the form of Exhibit C attached to the Fifth Amendment.

1.2. Covenant Compliance. After giving pro forma effect to the New Life Acquisition to and the incurrence of the Delayed Draw Term Loans in connection therewith, Borrower is in compliance with each of the covenants set forth in Section 7.1.

1.3. Enforceability. The execution, delivery and performance of the New Life Acquisition Documents have been duly authorized by all requisite action of Addus Nevada, and the New Life Acquisition Documents constitutes the legal, valid and binding obligation of Addus Nevada, enforceable against Addus Nevada in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

1.4. Representations and Warranties. Each of the representations and warranties in the Credit Agreement are true and correct in all material respects with the same effect as though made on and as of the date hereof (except, in each case, to the extent stated to relate to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date) and no Event of Default or Default exists thereunder or would exist after giving effect to the New Life Acquisition.

1.5. Letter of Direction. Agent shall have received a duly executed letter of direction from Borrower addressed to Agent, on behalf of itself and the Lenders directing the disbursement of the proceeds of the Delayed Draw Term Loans to fund the New Life Acquisition.

1.6. Filings, Registrations and Recordings. The Agent shall have received each document (including Uniform Commercial Code financing statements) required by Section 5.7(c) of the Credit Agreement as may be necessary or desirable in order to create in favor of the Agent, for the benefit of the Lenders, a perfected Lien on the Collateral acquired in connection with the New Life Acquisition prior to any other Liens (subject only to Permitted Encumbrances).

1.7. Due Diligence. Agent, Lenders and their counsel and advisors shall have completed their legal, accounting and financial due diligence review (including, without limitation, lien searches on New Life) of New Life and the New Life Acquisition, the results of which review shall be reasonably satisfactory to Agent.

1.8. Material Adverse Effect. There shall have occurred no Material Adverse Effect upon the financial condition, operations, assets, business or properties of (i) the Loan Parties or New Life, taken as a whole, since December 31, 2007; or (ii) New Life since December 31, 2007.

1.9. New Life Acquisition Documents. On or prior to the New Life Acquisition Effective Date, each of the New Life Acquisition Documents shall have been duly authorized by Addus Nevada and executed and delivered by each of the respective parties thereto and shall be in full force and effect and shall not have been amended or modified in any manner adverse to the Lenders except for such amendments and modifications, if any, as may be reasonably satisfactory to Agent. The New Life Acquisition shall have been, or shall be contemporaneously herewith, consummated substantially in accordance with the New Life Acquisition Documents (as amended in accordance with the immediately preceding sentence) and in accordance with all applicable law, except as may have been consented to in writing by Agent. Agent shall have consented to the terms and conditions of the New Life Acquisition and received a complete copy of the fully executed New Life Acquisition Documents, certified by the Borrower as being true, complete and correct.

1.10. Approvals. All necessary governmental and third party approvals and/or consents in connection with the New Life Acquisition and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of the New Life Acquisition, in each case as of the New Life Acquisition Effective Date. Additionally, there shall not exist any judgment, order, injunction or other restraint pending or notified prohibiting or imposing material adverse conditions upon all or any part of the New Life Acquisition or the transactions contemplated thereby as of the New Life Acquisition Effective Date.

1.11. No Defaults. After giving effect to the Fifth Amendment and the New Life Acquisition, no Event of Default or Default under the Credit Agreement shall have occurred and be continuing.

1.12. Secretary’s Certificate. Agent shall have received from Addus Nevada a certificate signed by the secretary or an assistant secretary of such corporation, dated as of the closing of the New Life Acquisition, as to (i) the incumbency and signature of the officers of such corporation executing any New Life Acquisition Document by or on behalf of such corporation, (ii) the resolutions of such corporation authorizing and approving, among other things, the execution and delivery of the New Life Acquisition Documents, (ii) the organizational documents of such corporation, and (iii) the good standing certificate for such corporation from its jurisdiction of incorporation.

1.13. Fees. Borrower shall have paid all reasonable and documented costs, fees and expenses (including, without limitation, reasonable legal fees and expenses of Winston & Strawn LLP) of Agent.

1.14. Other Matters. Agent shall have received such other instruments and documents as Agent may reasonably request in connection with the execution of the Fifth Amendment and the New Life Acquisition Documents, and all such instruments and documents shall be reasonably satisfactory in form and substance to Agent.